Exhibit 10.10

EXECUTION VERSION

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Agreement”), dated as of May 12, 2005, is made by and among the Federal Home Loan Bank of Seattle, a federally chartered corporation established under the authority of the Federal Home Loan Bank Act (the “Bank”), Allan Landon (“Landon”) and Bank of Hawaii, a state-chartered commercial bank organized under the laws of the State of Hawaii (the “Member,” and collectively with Landon and the Bank, the “Parties”).

RECITALS

WHEREAS, Landon is Chairman, President and Chief Executive Officer of the Member; and

WHEREAS, the Member is a member of the Bank; and

WHEREAS, Landon serves on the board of directors of the Bank; and

WHEREAS, the Bank repurchased $25,394,200 of the Bank’s Class B(1) stock (the “Class B(1) Stock”) from Member on October 26, 2004 (the “Repurchase”); and

WHEREAS, the Parties desire to resolve, settle and release all disputes between and among them with respect to the Repurchase and the Member’s request therefor, without any admission of liability or concession as to the validity of any Party’s claims or defenses, with respect to all of their respective claims, causes of action and defenses, known or unknown.

NOW THEREFORE, the Parties, in consideration of the foregoing premises and mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, mutually agree as follows:

1. RELEASES

1.1 The Bank, on behalf of itself and any person or entity claiming through or under it, hereby releases and forever discharges Landon and the Member, and each of their respective members, directors, officers, employees, stockholders, representatives, advisors, agents, accountants and attorneys, Affiliates (defined, for purposes of this Agreement, as any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a Party), successors, predecessors, heirs, trusts, estates and assigns (collectively, “Releasees”), of and from and with respect to any and all legal and equitable Claims (as defined below). This full and complete release includes, without limitation, any and all demands, obligations, liabilities, indebtedness, claims or other cause or causes of action, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, at law or in equity and whether sounding in contract, tort or otherwise, arising from the beginning of time through and including the date hereof related to the Repurchase, the Member’s request therefor and Landon’s role therein (each a “Claim” and, collectively, the “Claims”), except as to any Claim relating to any breach of this Agreement. The Bank agrees not to cause any of its Affiliates to bring a Claim and not to support a Claim brought by any of its Affiliates, except, in each case, as to any Claim relating to any breach of this Agreement.

1.2 The Member, on behalf of itself and any person or entity claiming through or under it, hereby release and forever discharge the Bank, and each of its members, directors, officers, employees, stockholders, representatives, advisors, agents, accountants and attorneys, Affiliates, successors, predecessors, heirs, trusts, estates and assigns (collectively, “Bank

Releasees”), of and from and with respect to any and all legal and equitable Claims, except as to any Claim relating to any breach of this Agreement. The Member agrees not to cause any of its Affiliates to bring a Claim and not to support a Claim brought by any of its Affiliates, except, in each case, as to any Claim relating to any breach of this Agreement.

1.3 Landon, on behalf of himself and any person or entity claiming through or under him, hereby releases and forever discharges each Bank Releasee, of and from and with respect to any and all legal and equitable Claims, except as to any Claim relating to any breach of this Agreement. Landon agrees not to cause any of its Affiliates to bring a Claim and not to support a Claim brought by any of its Affiliates, except, in each case, as to any Claim relating to any breach of this Agreement.

1.4 Non-Disclosure. Except as provided by Section 2.3 of this Agreement, each of the Parties agrees that, (i) without the prior written consent of the other Parties, it will not, and it will cause its Representatives (as defined below) not to, disclose to any person, other than to its Representatives who need to know such information or to any regulatory agency having jurisdiction over it, the terms and provisions of this Agreement, including, without limitation, any of the matters covered hereby, any other matters relating to the non-public substantive details of the Repurchase, the Purchase (as defined in Section 2.2, below) or the Claims addressed in Section 1 hereof; and (ii) neither such Party nor its Representatives will encourage, solicit or initiate, directly or indirectly, any administrative or governmental investigation or media inquiry regarding any of the Parties hereto, provided, however, that a Party hereto may make disclosure if and to the extent required by any Disclosure Requirement (as defined below). The term “person” as used herein shall be broadly interpreted to include the media and any governmental or quasi-governmental entity or agency, corporation, partnership, limited liability company, association, group, individual or other entity. For purposes of this Agreement, “Representatives” shall mean, with respect to each Party hereto, the directors, officers, employees, representatives, agents, advisors, accountants and attorneys of such Party who need to know such information. If a Representative of a Party violates such Party’s non-disclosure obligation of this Section 1.4, such Party will be held responsible for such violation. For purposes of this Agreement and subject to this Section 1.4, a Party may make disclosure to the extent required by law, regulation or rule or requested by any applicable stock exchange, the Securities and Exchange Commission or any other regulatory body or order of a court of competent jurisdiction or other tribunal (collectively, a “Disclosure Requirement”); provided, however, that the Party requested or required to make disclosure shall provide as much advance notice as is reasonably practicable to the other Parties of the disclosure and shall provide in advance the form and content of any such disclosure to the other Parties to the extent reasonably practicable.

1.5 Except to the extent required by any Disclosure Requirement, the Parties shall not, directly or indirectly, publish any statement or make any statement maligning the reputation of any other Party.

1.6 Notwithstanding Section 1.4 hereof, (x) any Party may make a fair and reasonable public disclosure in response to, and limited in scope to the content of, any disclosure made by another Party pursuant to a Disclosure Requirement (a “Permitted Disclosure”); and (y) any Party may make a fair and reasonable public disclosure in response to, and limited in scope to the content of, any Permitted Disclosure made by another Party.

2. TERMS AND CONDITIONS

2.1 Concurrently with the execution of this Agreement, Landon hereby resigns as a director of the Bank and the Bank hereby accepts such resignation.

2.2 Subject to the approval of the Federal Housing Finance Board (the “Finance Board”), only to the extent that such approval is required, Member hereby agrees to purchase from Bank and the Bank agrees to issue and sell to the Member, on or before May 19, 2005, $25,394,200 of Class B(1) Stock (the “Purchase”); provided, however, that Bank and Member, each in their sole discretion, may agree upon an alternate structure and/or time for the Purchase; provided, further, that if the approval of the Finance Board is required to effect the Purchase and such approval has not been obtained on or before May 18, 2005, the date of the Purchase will be extended until three (3) business days after such approval is obtained. The Class B(1) Stock acquired in the Purchase shall have all the rights and privileges appurtenant thereto as the Class B(1) Stock owned by any other member of the Bank.

2.3 The Parties hereby agree that, upon the date hereof, the Bank shall issue the press release attached hereto as Exhibit A.

2.4 It is further understood and agreed that in the event any term or provision of this Agreement shall be found or adjudicated by any court to be void, invalid, illegal or unenforceable, the remaining provisions of this Agreement shall not in any way be affected or impaired. Upon determination that any such term or provision is void, invalid, illegal or unenforceable, that term shall be read so as to effect the original intent of the Parties as nearly as practicable.

2.5 It is further understood and agreed that the laws of the State of Washington shall govern this Agreement, without taking into account conflicts of law principles thereof.

2.6 It is further understood and agreed that this Agreement, including the Exhibit attached hereto, contains the entire agreement of the Parties as to the matters contained herein or contemplated hereby and can be modified or waived only in a writing signed by all Parties.

2.7 This Agreement may be executed in two or more counterparts, each of which shall constitute an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

2.8 Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by Federal Express or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to the Bank, to

Federal Home Loan Bank of Seattle

1501 Fourth Avenue, Suite 1900

Seattle, Washington 98101-1693

Attention: Kevin C. Crowe

Facsimile Number: (206) 340-2379

with a copy to

Perkins Coie LLC

1201 Third Avenue, Suite 4800

Seattle, WA 98101-3099

Attention: Evelyn Cruz Sroufe

Facsimile Number: (206) 359-9000

(ii)	if to Landon, to

Allan Landon

c/o Bank of Hawaii

130 Merchant Street

Honolulu, Hawaii 96813

Facsimile Number: (808) 538-4626

and

(iii)	if to Member, to

Bank of Hawaii

130 Merchant Street

Honolulu, Hawaii 96813

Attention: Nathan Sult

Facsimile Number: (808) 537-8871

with a copy in the case of a notice to Landon or the Member to

Arnold & Porter LLP

555 Twelfth Street, N.W.

Washington, D.C. 2004

Attention: Steven Kaplan

Facsimile Number: (202) 942-5999

3. REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Further Assurances. Each Party shall use its reasonable best efforts to take, or cause to be taken, all necessary actions, and to do, or cause to be done all things necessary, proper or advisable to effectuate the terms and provisions, and the intent and purposes, of this Agreement, including, without limitation, executing and delivering, or causing to be executed and delivered, such additional or further consents, documents and other instruments, as any Party may reasonably request, for the purpose of effectively implementing the matters and tasks, seeking out and obtaining any required consent or approval of the Finance Board and carrying out the transactions contemplated by this Agreement. In addition, each Party agrees to use his or its reasonable best efforts to expedite, further, support and facilitate and to take no action to frustrate or delay actions referred to in the immediately preceding sentence.

3.2 The Bank hereby represents and warrants as follows on the date hereof: (a) the Bank is a federally chartered corporation established under the authority of the Federal Home Loan Bank Act, duly organized, validly existing and in good standing under the laws of the United States; (b) subject to any approval required by the Finance Board, including for any amendment to the Bank’s Capital Plan, the Bank has full legal right, power and authority to execute, enter into and deliver this Agreement and to perform its obligations hereunder; (c) subject to any approval required by the Finance Board, including for any amendment to the Bank’s Capital Plan, the Bank has taken all necessary action to execute, deliver and consummate this Agreement and to perform its obligations hereunder, subject to receipt of all necessary approvals of the Finance Board; (d) this Agreement constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and subject to the supervisory and enforcement powers of applicable bank regulatory agencies; (e) the Bank’s execution, delivery and performance of this Agreement will not violate or conflict with or constitute a breach of or default under any agreement or instrument to which the Bank is a party or by which it or any of its properties is bound, any provision of the Bank’s governing documents, any law, rule or regulation applicable to the Bank or any judgment, order or decree of any court, governmental body or agency, arbitration board or other tribunal having jurisdiction over the Bank; (f) the Bank has received a complete and accurate copy of this Agreement and the Exhibit hereto; (g) this Agreement has been negotiated at arms length between persons sophisticated and knowledgeable in the matters dealt with herein; and (h) the Bank (or authorized persons properly acting on its behalf) has carefully read this Agreement and the Exhibit hereto, and has been represented by experienced and knowledgeable counsel of the Bank’s own choosing in connection therewith.

3.3 Landon represents and warrants as of the date hereof: (a) he has full legal right, power and authority to execute, enter into and deliver this Agreement and to perform his obligations hereunder; (b) he has taken all necessary action to execute, deliver and consummate this Agreement and to perform his obligations hereunder; (c) this Agreement constitutes the legal, valid and binding obligations of Landon enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally; (d) Landon’s execution, delivery and performance of this Agreement will not violate or conflict with or constitute a breach of or default under any agreement or instrument to which he is a party or by which he or any of his properties is bound, any law, rule or regulation applicable to such individuals or any judgment, order or decree of any court, governmental body or agency, arbitration board or other tribunal having jurisdiction over Landon; (e) he is entering into this Agreement of his own free will, without any duress, coercion or undue influence; (f) he has received a complete and accurate copy of this Agreement and the Exhibit hereto; (g) this Agreement has been negotiated at arms length between persons sophisticated and knowledgeable in the matters dealt with herein; and (h) he has carefully read this Agreement and the Exhibit hereto, and has been represented by experienced and knowledgeable counsel of his own choosing in connection therewith.

3.4 The Member hereby represents and warrants as follows on the date hereof: (a) the Member is a state chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Hawaii; (b) the Member has full legal right, power and authority to execute, enter into and deliver this Agreement and to perform its obligations hereunder; (c) the Member has taken all necessary action to execute, deliver and consummate this Agreement and to perform its obligations hereunder, subject to receipt of all necessary approvals of the Finance Board; (d) this Agreement constitutes the legal, valid and binding obligation of the Member enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and subject to the supervisory and enforcement powers of applicable bank regulatory agencies; (e) the Member’s execution, delivery and performance of this Agreement will not violate or conflict with or constitute a breach of or default under any agreement or instrument to which the Member is a party or by which it or any of its properties is bound, any provision of the Member’s governing documents, any law, rule or regulation applicable to the Member or any judgment, order or decree of any court, governmental body or agency, arbitration board or other tribunal having jurisdiction over the Member; (f) the Member has received a complete and accurate copy of this Agreement and the Exhibit hereto and has read the publicly available disclosure regarding the Bank; (g) this Agreement has been negotiated at arms length between persons sophisticated and knowledgeable in the matters dealt with herein; and (h) the Member (or authorized persons properly acting on its behalf) has carefully read this Agreement and the Exhibit hereto, and has been represented by experienced and knowledgeable counsel of the Member’s own choosing in connection therewith.

4. REMEDIES

4.1 Jurisdiction. The Parties hereto submit to the exclusive jurisdiction of the federal courts located in the States of Washington and Hawaii with respect to any Claims or actions arising under or relating to this Agreement; provided, however, that any Party may seek injunctive relief in any court of competent jurisdiction.

4.2 Expenses. Each of the Parties hereto shall bear all of his or its own attorneys’ fees, costs and expenses in connection with this Agreement (including in connection with the matters and transactions contemplated by this Agreement, and the investigation, discussion, negotiation or prosecution of matters in connection herewith or therewith); provided however, that if any Party (a “Breaching Party”) is found by court order or judgment to have taken any action in violation or breach of this Agreement, the Breaching Party shall be responsible to all of the other Parties hereto for all attorneys’ fees, costs and expenses reasonably incurred by such Parties as a result of or in connection with such violation or breach.

* * *

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be signed as of the date first above written.

FEDERAL HOME LOAN BANK OF SEATTLE

/s/ JAMES R. FAULSTICH
By:	James R. Faulstich
Title:	Interim President and Chief Executive Officer

Address:	1501 Fourth Ave., Suite 1900 Seattle, Washington 98101-1693

ALLAN LANDON

/s/ ALLAN LANDON
Name:	Allan Landon
Address:	c/o Bank of Hawaii 130 Merchant Street Honolulu, Hawaii 96813

BANK OF HAWAII

/s/ RICHARD C. KEENE
By:	Richard C. Keene
Title:	Vice Chairman and Chief Financial Officer

Address:	130 Merchant Street Honolulu, Hawaii 96813